Blend Labs Announces Strategic Partnership with Haveli Investments, including $150 Million Investment
Brian Sheth, Haveli’s Chief Investment Officer, to Join Blend’s Board

April 29, 2024 4:05 PM Eastern Standard Time
SAN FRANCISCO--(BUSINESS WIRE)--Blend Labs, Inc. (NYSE: BLND), (“Blend” or the “Company”), a leading provider of cloud banking services, and Haveli Investments (“Haveli”), a technology-focused private equity firm, today announced a $150 million investment in the Company by Haveli Investments in the form of convertible preferred stock with a zero percent coupon. Blend will use approximately $145 million of the proceeds to repay all amounts payable under its existing credit agreement, and the remainder for general corporate purposes. This investment further strengthens Blend’s financial position and balance sheet for long-term growth and value creation.
“This partnership with Haveli reflects confidence in Blend’s continued journey to transform financial services and is an important show of faith in our growth strategy,” said Nima Ghamsari, Co-founder and Head of Blend. “We look forward to working with Haveli to advance our goal of driving innovation in the space and delivering lasting value for our customers and shareholders.”
“We are pleased to announce our partnership with Blend, a market leader in both Mortgage and Consumer Banking software for banks, credit unions, and other lending institutions,” said Brian Sheth, Chief Investment Officer of Haveli Investments. “We have known the Blend team for several years and have been impressed with their innovation and vision. With a blue-chip customer base and an improved balance sheet, we believe Blend is well positioned to succeed with its modern, next-gen platform. We’re excited to start this partnership, and we believe that we can work together with Blend to increase long-term value for all shareholders, customers, employees, and other key stakeholders.”
In connection with the investment, Mr. Sheth will join Blend’s Board of Directors.
Investment Terms
Haveli Investments purchased $150 million of Series A convertible preferred stock. The Series A preferred stock will be convertible into shares of Blend’s Class A common stock at an initial conversion price of $3.25 per share, representing a 31% premium to the closing price on April 26, 2024 and a 13% premium to the volume-weighted average closing price over the 30-day period ending on the same date.

The preferred stock can be converted into Class A common stock at any time. Further, Haveli may require the Company to repurchase the preferred stock after five years and Blend may redeem the preferred stock after seven years.

Blend issued Haveli a warrant to purchase approximately 11 million shares of Class A common stock, at a purchase price of $4.50 per share, representing an 81% premium to the closing price of April 26, 2024 and a 57% premium to the volume-weighted average closing price over the 30-day period ending on the same date. The warrant represents a total consideration of up to $50 million and is exercisable for a period of 24 months.

Webcast Information

On Monday, April 29, 2024 at 6:00 pm ET, Blend will host a live webcast to provide more information on this investment. A link to the discussion will be made available on the Company's investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.

In addition, the Company will host an earnings conference call on Wednesday, May 8, 2024, at 4:30 pm ET to discuss its first quarter 2024 financial results. A link to the live discussion will be made available at https://investor.blend.com.
Advisors
Financial Technology Partners (FT Partners) served as financial and strategic advisor to Blend. Wilson Sonsini Goodrich & Rosati, P.C. served as legal advisor to Blend.
Jefferies LLC served as financial advisor to Haveli. Bailey Duquette P.C. served as legal advisor to Haveli.
About Blend
Blend (NYSE:BLND) is the infrastructure powering the future of banking. Financial providers— from large banks, fintechs, and credit unions to community and independent mortgage banks—use Blend’s platform to transform banking experiences for their customers. Blend powers billions of dollars in financial transactions every day. To learn more, visit blend.com.
About Haveli Investments

Haveli Investments is an Austin-based private equity firm that seeks to invest in the highest quality companies in the technology sector through control, minority or structured equity and debt investments with a focus on software, data, gaming and adjacent industries. The firm partners with innovative companies, entrepreneurs and management teams throughout a company’s life cycle. Haveli’s experienced team of investors and diverse industry experts will provide operational and strategic support, enabling portfolio companies to focus on driving innovation and increasing growth, scale and operating margins. Underscoring Haveli’s investments is an unwavering focus on DEI and sustainability. For more information, please visit www.haveliinvestments.com, or follow Haveli on LinkedIn, @Haveli Investments.
Haveli, Haveli Investments, the Haveli logos and related names are registered trademarks or service marks of Whanau Interests LLC. All rights reserved.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management and others; Blend’s expectations regarding its financial condition and operating performance, including growth opportunities and plans for future operations and competitive position; Blend’s products, pipeline, and technologies; Blend’s strategies for growth; the impact of the Haveli investment on Blend’s financial position; Blend’s ability to create long-term shareholder value; and Blend’s expectations for changes in revenue, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the risks that: changes in economic conditions, such as mortgage interest rates, credit availability, real estate prices, inflation or consumer confidence, adversely affect our industry, markets and business, we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry and evolving markets; we are unable to successfully integrate or realize the benefits of our acquisition of Title365; our restructuring actions do not result in the desired outcomes or adversely affect our business, impairment charges on certain assets have an adverse effect on our financial condition and results of operations; Blend’s expectations regarding the investment and its impact do not materialize; we are unable to generate sufficient cash flows or otherwise maintain sufficient liquidity to fund our operations and satisfy our liabilities. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2023. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Blend Contacts:
Investor Relations
ir@blend.com
Media
press@blend.com

Haveli Investments Contacts:
Investor Relations
Caroline Bal Doherty
Haveli Investments
SVP of Capital Partnerships
cdoherty@havelii.com

Media
Hugh Burns/Pamela Greene
Reevemark
(212) 433-4600
HaveliTeam@Reevemark.com